Exhibit 10.2

FOURTH AMENDMENT TO LEASE AGREEMENT

This Fourth Amendment to Lease Agreement (this “Fourth Amendment”) is made as of March 26, 2008, by and between ARE-2425/2400/2450 GARCIA BAYSHORE, LLC, a Delaware limited liability company (“Landlord”), and MAP PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated June 10, 2004, as amended by that certain First Amendment to Lease Agreement dated August 2, 2004, as amended by that certain Second Amendment to Lease Agreement dated July 26, 2006, and as further amended by that certain Third Amendment to Lease Agreement dated November 30, 2007 (as amended, the “Lease”), pursuant to which Landlord currently leases to Tenant certain premises consisting of approximately 32,116 rentable square feet (the “Premises”) located at 2400 Bayshore Parkway, Mountain View, California, comprised of the Original Premises containing approximately 21,316 rentable square feet and the Expansion Premises containing approximately 10,800 rentable square feet. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to among other things, (i) expand the Premises by adding approximately 10,516 rentable square feet in the Building (“Second Expansion Premises”) as of the Second Expansion Premises Commencement Date (as defined below), (ii) extend the Base Term of the Lease until June 30, 2012; and (iii) provide Tenant with a right of first refusal to lease additional space in that certain building located at 2450 Bayshore Parkway, Mountain View, California.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Second Expansion Premises. In addition to the Original Premises and the Expansion Premises, commencing on the Second Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, that certain portion of the Building, consisting of approximately 10,516 rentable square feet, as shown on Exhibit A attached hereto (the “Second Expansion Premises”).

2.	Delivery. Landlord shall use reasonable efforts to deliver the Second Expansion Premises to Tenant on or before Target Second Expansion Premises Commencement Date (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Second Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease with respect to the Second Expansion Premises shall not be void or voidable. Notwithstanding the foregoing, If Landlord does not Deliver the Second Expansion Premises to Tenant by May 1, 2009, for any reason other than Force Majeure delays, this Lease with respect to the Second Expansion Premises only may be terminated by Tenant by written notice to Landlord. If Tenant does not elect to void this Lease with respect to the Second Expansion Premises on or before May 6, 2009, such right to void this Lease with respect to the Second Expansion Premises shall be waived and this Lease shall remain in full force and effect.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

The “Second Expansion Premises Commencement Date” shall be the date Landlord delivers the Second Expansion Premises to Tenant. The “Target Second Expansion Premises Commencement Date” is February 1, 2009. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Second Expansion Premises Commencement Date when the same is established in a form substantially similar to the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Tenant and Landlord acknowledge and agree that as of the date of this Fourth Amendment, the Second Expansion Premises is leased to Revance Therapeutics, Inc. (“Revance”) pursuant to a Lease Agreement between Revance and Landlord, as may be amended (as may be amended, the “Revance Lease”), and that Revance has possession of the Second Expansion Premises until January 31, 2009 pursuant to the terms of the Revance Lease. Tenant and Landlord further acknowledge and agree that it shall be a condition precedent (“Condition Precedent”) to Landlord’s Delivery of the Second Expansion Premises pursuant to this Fourth Amendment that Revance surrender the Premises in accordance with the terms of the Revance Lease. Neither Landlord nor Tenant shall have any liability whatsoever to each other relating to or arising from Landlord’s inability or failure to cause the Condition Precedent to be satisfied. Landlord agrees that it shall not agree to extend the term of the Revance Lease and will take reasonable steps to cause the Condition Precedent to be satisfied; provided, however, that Landlord shall not be required to take any legal action against Revance or expend any funds to satisfy the Condition Precedent.

Landlord shall deliver the Second Expansion Space to Tenant on the Second Expansion Premises Commencement Date in reasonably good condition for second generation space, subject to normal wear and tear, and subject to Tenant’s right to conduct a walk-through of the Second Expansion Premises and deliver a list of minor correction items to Landlord on or before the Second Expansion Premises Commencement Date. Except as otherwise provided for in the Lease, Landlord shall have no obligation for any defects in the Second Expansion Premises. Tenant’s taking possession of the Second Expansion Premises shall be conclusive evidence that Tenant accepts the Second Expansion Premises and that the Second Expansion Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Second Expansion Premises, and/or the suitability of the Second Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Second Expansion Premises is suitable for the Permitted Use.

3.	Definition of Premises. As of the Second Expansion Premises Commencement Date, the defined term “Premises” on Page 1 of the Lease is deleted in its entirety and replaced with the following:

“Premises: That portion of the Building, containing approximately 42,632 rentable square feet consisting of the portion containing approximately 21,316 rentable square feet (“Original Premises”), that portion containing approximately 10,800 rentable square feet (“Expansion Premises”) and the portion containing approximately 10,516 rentable square feet (“Second Expansion Premises”), all as determined by Landlord, as shown on Exhibit A.”

As of the Second Expansion Premises Commencement Date, Exhibit A to the Lease is deleted and replaced with the Exhibit A attached to this Fourth Amendment.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

4.	Term. The definition of Base Term on page 1 of the Lease is hereby amended and restated as follows:

“Base Term: A term beginning on the Commencement Date and ending at 11:59 p.m. on June 30, 2012.”

5.	Security Deposit. Landlord and Tenant acknowledge and agree that Landlord is currently holding a Security Deposit in the form of a Letter of Credit in the amount of $309,788.18. Commencing on the Second Expansion Commencement Date, the amount of the Letter of Credit serving as the Security Deposit shall be increased by an additional $124,088.80 which amount Tenant shall be required to deliver to Landlord, on or before the Second Expansion Premises Commencement Date, either in the form of a new Letter of Credit or an amendment to the existing Letter of Credit.

6.

Base Rent. Tenant shall continue to pay Base Rent for the Original Premises and the Expansion Premises as required pursuant to the Lease until January 31, 2009. Commencing on the Second Expansion Premises Commencement Date through January 31, 2010, Tenant shall pay Base Rent for the entire Premises in the amount of $108,469.64. Commencing on February 1, 2010 through January 31, 2011, Tenant shall pay Base Rent for the entire Premises in the amount of $109,555.42. Thereafter, Base Rent shall be adjusted on each subsequent February 1st during the Term by multiplying the Base Rent payable immediately before such adjustment by 3.5% and adding the resulting amount to the Base Rent payable immediately before each adjustment.

7.	Tenant’s Share. As of the Second Expansion Premises Commencement Date, the defined term “Tenant’s Share” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Tenant’s Share: 100% “

8.	Operating Expenses. Commencing on the Second Expansion Premises Commencement Date, clauses (x), (y) and (z) of Section 5 of the Lease and the first sentence of the first full paragraph following (z) of Section 5 of the Lease are amended and restated as follows:

“(x) insurance deductibles for (i) earthquake, but only to the extent that Tenant’s Share of such deductibles exceed $5 per rentable square foot of the Premises, (ii) property damage insurance, but only to the extent that Tenant’s Share exceeds $25,000, and (iii) liability insurance, but only to the extent that Tenant’s Share exceeds $25,000.

Notwithstanding anything to the contrary contained in this Lease, during the Term of the Lease, instead of paying Tenant’s Share of the part of Operating Expenses attributable to capital repairs and improvements, Tenant shall pay $0.05 per rentable square foot of the Premises (the “Capital Reserves”) to Landlord on the first day of each month during the Term.”

9.

Tenant Improvement Allowance. Landlord shall make available to Tenant a tenant improvement allowance of up to $45,000 (the “Additional TI Allowance”) for the construction of fixed and permanent improvements in the Premises desired by and performed by Tenant (subject to Landlord’s supervision) and which improvements shall be of a fixed and permanent nature (the “Premises Improvements”). Tenant acknowledges that (i) Landlord’s prior written consent shall be required with respect to the Premises Improvements (which consent shall be granted or withheld in accordance with the standards established in Section 12 of the Lease), and (ii) upon the expiration of the Term of the Lease, the Premises Improvements shall become the property of Landlord and may not be removed by Tenant. Notwithstanding anything to the contrary contained herein, the Additional TI Allowance shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, lab equipment, process equipment and other scientific equipment not incorporated into the Premises

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Improvements. All furniture, personal property or other non-Building system materials or equipment paid for by Tenant shall be the sole property of Tenant unless the same constitute Installations (as defined in Section 12 of the Lease). Except for the Additional TI Allowance, Tenant shall be solely responsible for all of the costs of the Premises Improvements. The Premises Improvements shall be treated as Alterations and shall be undertaken pursuant to Section 12 of the Lease. Landlord shall have the right to approve the contractor for the Premises Improvements. Landlord shall not unreasonably delay its approval of such contractor. Landlord shall fund the Additional TI Allowance upon completion of the Premises Improvements and upon presentation to Landlord of a draw request containing unconditional lien waivers. Promptly following completion of the Premises Improvements and prior to funding by Landlord, Tenant shall provide to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Premises Improvements and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for the Premises Improvements.

Tenant acknowledges and agrees that, notwithstanding anything to the contrary contained in the Lease, Landlord requires that Tenant remove the Premises Improvements and restore the Premises to its original condition prior to the installation of the Premises Improvements (“Premises Restoration”) at the expiration or earlier termination of the Lease. If, as of the expiration or earlier termination of the Term, Tenant has not removed the Premises Improvements and completed the Premises Restoration as required hereunder, Landlord may undertake the removal of the Premises Improvements and the Premises Restoration. If Landlord undertakes the removal of the Premises Improvements and the Premises Restoration, Tenant shall pay to Landlord, within 10 days after written demand by Landlord, the costs and expenses incurred by Landlord to complete the removal of the Premises Improvements and Premises Restoration.

10.	Rights of First Refusal to Lease Available Space.

(a) Revance Available Space. The first time, after the full execution and delivery of this Fourth Amendment until June 30, 2009 (“First Right Expiration Date”), that Landlord issues a bona fide proposal to a prospect (the “Revance Space Pending Deal”) to lease the Revance Available Space (as hereinafter defined) to any third party the terms of which proposal are agreed to by such third party in writing, Landlord shall deliver to Tenant written notice (the “Revance Space Pending Deal Notice”) of the existence of such Revance Space Pending Deal. For purposes of this Section 10(a), “Revance Available Space” shall mean that certain space consisting of approximately 10,434 rentable square feet currently being leased by Revance, in that certain building located at 2450 Bayshore Parkway, Mountain View, California (“2450 Building”), as shown on Exhibit B attached hereto. Tenant shall be entitled to exercise its right under this Section 10(a) only with respect to the entire Revance Available Space. Within 5 days after Tenant’s receipt of the Revance Space Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Revance Space Acceptance Notice”) if Tenant elects to lease the Revance Available Space. Tenant’s right to receive the Revance Space Pending Deal Notice and election to lease or not lease the Revance Available Space pursuant to this Section 10(a) is hereinafter referred to as the “Revance Space Right of First Refusal.” If Tenant elects to lease the Revance Available Space described in the Revance Space Pending Deal Notice by delivering the Revance Space Acceptance Notice within the required 5 day period, Tenant shall be deemed to agree to lease the Revance Available Space on the same terms and conditions as this Lease except that the terms of this Lease shall be modified as follows: (i) the amount of the Security Deposit shall be increased by an amount equal to 4 months Base Rent for the Revance Available Space; (ii) if the Revance Space Right of First Refusal is exercised by Tenant, Base Rent initially payable for the Revance Available Space shall be $[***] per rentable square foot per month of the Revance Available Space which Base Rent shall thereafter be adjusted on February 1, 2010, and on each subsequent February 1st during the Term by multiplying the Base Rent payable immediately before such adjustment by [***]% and adding the resulting amount to the Base Rent

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

payable immediately before such adjustment; (iii) Tenant shall be required to pay its share of Operating Expenses for the 2450 Building with respect to the Revance Available Space; (iv) Tenant shall take possession of the Revance Available Space on the earliest date that Landlord can deliver possession of the Revance Available Space to Tenant (the “Revance Commencement Date”) following the mutual execution and delivery by the parties of an amendment to the Lease pursuant to Section 10(c) below whereby Tenant leases the Revance Available Space from Landlord; (v) Tenant shall accept the Revance Available Space in its “as is” condition as of the Revance Commencement Date; and (vi) as of the Revance Commencement Date, the term “Premises” as used in the Lease shall be deemed to include the Revance Available Space. Tenant acknowledges and agrees that, if Tenant has elected to exercise its Revance Space Right of First Refusal by delivering a Revance Space Acceptance Notice to Landlord as required pursuant to this Section 10(a), Tenant shall have no right thereafter to rescind the Revance Space Acceptance Notice. Tenant’s failure to deliver a Revance Space Acceptance Notice to Landlord within the required 5 day period shall be deemed to be an election by Tenant not to exercise Tenant’s right to lease the Revance Available Space in which case Tenant shall be deemed to have forever waived its right to lease the Revance Available Space and Landlord shall have the right to lease the Revance Available Space to any third party on any terms and conditions acceptable to Landlord.

(b) Cambrios Available Space. The first time, after the full execution and delivery of this Fourth Amendment until the First Right Expiration Date, that Landlord issues a bona fide proposal to a prospect (the “Cambrios Space Pending Deal”) to lease the Cambrios Available Space (as hereinafter defined) to any third party the terms of which proposal are agreed to by such third party in writing, Landlord shall deliver to Tenant written notice (the “Cambrios Space Pending Deal Notice”) of the existence of such Cambrios Space Pending Deal. For purposes of this Section 10(b), “Cambrios Available Space” shall mean space approximately 10,882 rentable square feet currently being leased by Cambrios Technologies Corporation, in the 2450 Building, as shown on Exhibit C attached hereto. Tenant shall be entitled to exercise its right under this Section 10(b) only with respect to the entire Cambrios Available Space. Within 5 days after Tenant’s receipt of the Cambrios Space Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Cambrios Space Acceptance Notice”) if Tenant elects to lease the Cambrios Available Space. Tenant’s right to receive the Cambrios Space Pending Deal Notice and election to lease or not lease the Cambrios Available Space pursuant to this Section 10(b) is hereinafter referred to as the “Cambrios Space Right of First Refusal.” If Tenant elects to lease the Cambrios Available Space described in the Cambrios Space Pending Deal Notice by delivering the Cambrios Space Acceptance Notice within the required 5 day period, Tenant shall be deemed to agree to lease the Cambrios Available Space on the same terms and conditions as this Lease except that the terms of this Lease shall be modified as follows: (i) the amount of the Security Deposit shall be increased by and amount equal to 4 months Base Rent for the Cambrios Available Space; (ii) if the Cambrios Space Right of First Refusal is exercised by Tenant, Base Rent for the Cambrios Available Space shall by $[***] per rentable square foot per month of the Cambrios Available Space which Base Rent shall thereafter be adjusted on February 1, 2010, and on each subsequent February 1st during the Term by multiplying the Base Rent payable immediately before such adjustment by [***]% and adding the resulting amount to the Base Rent payable immediately before such adjustment; (iii) Tenant shall be required to pay its share of Operating Expenses for the 2450 Building with respect to the Cambrios Available Space; (iv) Tenant shall take possession of the Cambrios Available Space on the earliest date that Landlord can deliver possession of the Cambrios Available Space (the “Cambrios Commencement Date”) following the mutual execution and delivery by the parties of an amendment to the Lease pursuant to Section 10(c) below whereby Tenant leases the Cambrios Available Space; (v) Tenant shall accept the Cambrios Available Space in its “as is” condition as of the Cambrios Commencement Date; and (vi) as of the Cambrios Commencement Date, the term “Premises” as used in the Lease shall be deemed to include the Cambrios Available Space. Tenant acknowledges and agrees that, if Tenant has elected to exercise its Cambrios Space

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Right of First Refusal by delivering a Cambrios Space Acceptance Notice to Landlord as required pursuant to this Section 10(b), Tenant shall have no right thereafter to rescind the Cambrios Space Acceptance Notice. Tenant’s failure to deliver a Cambrios Space Acceptance Notice to Landlord within the required 5 day period shall be deemed to be an election by Tenant not to exercise Tenant’s right to lease the Cambrios Available Space in which case Tenant shall be deemed to have forever waived its right to lease the Cambrios Available Space and Landlord shall have the right to lease the Cambrios Available Space to any third party on any terms and conditions acceptable to Landlord.

(c) Amended Lease. If Tenant elects to exercise Tenant’s right to lease the Revance Available Space in the manner and timeframe required in Section 10(a) or the Cambrios Available Space in the manner and timeframe required in Section 10(b), Landlord and Tenant shall enter into an amendment or amendments of this Lease confirming the terms and conditions upon which Tenant is leasing the Revance Available Space and/or the Cambrios Available Space, as applicable. If Landlord tenders to Tenant an amendment or amendments to this Lease setting forth the terms for the rental of the Revance Available Space and/or the Cambrios Available Space, as applicable, consistent with those set forth Section 10(a) or Section 10(b), as applicable, and Tenant fails to execute such Lease amendment within 5 days following Landlord’s delivery of such amendment, Tenant shall be deemed to have waived its right to lease such Revance Available Space and/or Cambrios Available Space, as applicable.

(d) Exceptions. Notwithstanding the above, the Right of First Refusal shall not be in effect and may not be exercised by Tenant:

(i) after the First Right Expiration Date;

(ii) during any period of time that Tenant is in Default under any provision of the Lease, which Default has not been timely cured by Tenant; or

(iii) if Tenant has been in Default under any provision of the Lease three (3) or more times, whether or not the Defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the Right of First Refusal.

(e) Termination. Tenant’s right to lease the Revance Available Space and pursuant to this Section 10 shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of its right to lease the Revance Available Space pursuant to this Section 10, if, after such exercise, but prior to the commencement date of the lease of the Revance Available Space (i) Tenant fails to timely cure any Default by Tenant under the Lease; or (ii) Tenant has received notices of Default 3 or more times during the period from the date of the Revance Space Acceptance Notice to the date of the commencement of the lease of the Revance Available Space, whether or not such Defaults are cured.

Tenant’s right to lease the Cambrios Available Space and pursuant to this Section 10 shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of its right to lease the Cambrios Available Space pursuant to this Section 10, if, after such exercise, but prior to the commencement date of the lease of the Cambrios Available Space (i) Tenant fails to timely cure any Default by Tenant under the Lease; or (ii) Tenant has received notices of Default 3 or more times during the period from the date of the Cambrios Space Acceptance Notice to the date of the commencement of the lease of the Cambrios Available Space, whether or not such Defaults are cured.

(f) Rights Personal. The Revance Space Right of First Refusal and the Cambrios Space Right of First Refusal are personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(g) No Extensions. The period of time within which the Revance Space Right of First Refusal and the Cambrios Space Right of First Refusal may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Revance Space Right of First Refusal or the Revance Space Right of First Refusal.

11.	Right to Extend Term. Effective as of the date of this Fourth Amendment, Section 39 of the Lease is hereby deleted in its entirety and replaced with the following:

“39. Right to Extend Term.

(a) Extension Right. Tenant shall have 1 option (an “Extension Right”) to extend the Term of this Lease for an additional term of 3 to 5 years (an “Extension Term”) on the same terms and conditions as this Lease (other than as to the amount of Base Rent) by giving Landlord written notice (the “Election Notice” ) of its election to exercise the Extension Right and the desired length of the Extension Term at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of the Lease. If Tenant fails to specify the length of the desired Extension Term in the Extension Notice, Tenant shall be deemed to have elected to extend the Term for 3 years.

Upon the commencement of the Extension Term, Base Rent shall be equal to the greater of (i) an amount equal to the Base Rent payable during the last year of the Base Term multiplied by 103.5%, and (ii) the then prevailing Extension Market Rate (as defined below). Thereafter, Base Rent shall be adjusted on each annual anniversary of the commencement of the Extension Term by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before each adjustment. As used herein, “Extension Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Extension Market Rate, the parties shall be deemed to have elected arbitration as described in Section 39(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise its Extension Right by delivering the Election Notice to Landlord as required pursuant to this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b)	Arbitration.

(i) Within 10 days of parties deemed election to arbitrate Extension Market Rate, each party shall deliver to the other a proposal containing the Extension Market Rate that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Extension Market Rate. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Extension Market Rate is not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term until such determination is made. After the determination of the Extension Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Extension Market Rate for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Francisco metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Francisco metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:

(i) during any period of time that Tenant is in Default under any provision of this Lease, which Default has not been timely cured by Tenant; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times during the Term, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(e) No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(f) Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.”

12.	Termination Right. If Tenant has entered into a new lease agreement (“New Lease”) with [***] (“Landlord’s Affiliate”) pursuant to which Tenant shall lease space consisting of at least [***] rentable square feet at that certain real property located at [***] (“New Premises”), subject to [***] by Landlord’s Affiliate, for a term acceptable to Landlord and Landlord’s Affiliate and, otherwise, upon terms and conditions acceptable to Landlord’s Affiliate and Tenant in their respective sole discretion, this Lease shall terminate one month after the date (“New Lease Commencement Date”) that Tenant commences to pay base rent under the New Lease for the New Premises. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to pay Base Rent for the Premises for the last month of the Term so long as Tenant has commenced paying base rent under the New Lease. Tenant acknowledges that nothing contained herein shall obligate Landlord’s Affiliate in any way to enter into the New Lease nor shall anything contained herein be construed to grant to Tenant any option or right to lease any space at another property owned by Landlord, Landlord’s Affiliate or any of Landlord’s other affiliates. If this Lease is terminated pursuant to this Section 12, then, upon the New Lease Commencement Date, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the New Lease Commencement Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the New Lease Commencement Date, including the obligation to pay Rent through the New Lease Commencement Date, and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

13.	Miscellaneous.

(a) This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the matters addressed herein. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

(d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this Fourth Amendment. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(e) Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, this Fourth Amendment to Lease has been duly executed and delivered by Landlord and Tenant as of the date first above written.

TENANT:

MAP PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Timothy S. Nelson
Its:	President and Chief Executive Officer

LANDLORD:

ARE-2425/2400/2450 GARCIA BAYSHORE, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Jennifer Pappas
		Its:	SVP – RE General Counsel

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.